Exhibit 10.12

First Amendment to

Rayonier Inc.

Excess Benefit Plan

(as restated 12/31/07)

Pursuant to Section 4.01 of the Rayonier Inc Excess Benefit Plan (the “Plan”), Rayonier Inc. (the “Sponsor”) hereby amends the Plan as follows:

1.	Section 1.19 shall be deleted in its entirety.

2.	Section 2.04(a) shall be deleted and replaced as follows:

“2.04 Payment of Benefits

(a) Following a Participant’s retirement or other termination of employment with the Company, other than by reason of death, the Participant shall receive the benefit payable under Section 2.02 above to the extent vested pursuant to Section 2.03 above, as an annuity over the life of the Participant calculated in the same manner as under the Retirement Plan. If the participant is not eligible to commence payments under the Retirement Plan, the benefit will be calculated based on the equivalent actuarial value as defined under the Retirement Plan. If the form of payment is other than an annuity over the life of the Participant, such benefit shall be adjusted as provided in Section 4.06 of the Retirement Plan to reflect such different payment form.”

3.	Section 2.05 shall be deleted in its entirety.

IN WITNESS WHEREOF, the Sponsor has authorized this Amendment to the Rayonier Inc. Excess Benefit Plan, effective as of February 23, 2009, as evidenced by the signature of its duly authorized officer.

RAYONIER INC.

By:
W. Edwin Frazier, III Senior Vice President, Chief Administrative Officer and Corporate Secretary